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                                                                    Exhibit 24.2
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                   CS FIRST BOSTON MORTGAGE SECURITIES CORP.
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                   CS FIRST BOSTON MORTGAGE SECURITIES CORP.

                               WRITTEN CONSENT OF

                   THE BOARD OF DIRECTORS IN LIEU OF MEETING



     The undersigned, being all of the directors of CS First Boston Mortgage Securities Corp., a Delaware corporation (the "Company"), do hereby waive notice and give their consent to the adoption of the following resolutions, effective November 14, 1996, with the same force and effect as if adopted at a regular meeting of the Board of Directors duly called and held for the purposes:

     WHEREAS, the Company was formed for the purpose of (a) acting as the issuer of securities ("Certificates") backed by mortgage loans, contracts and certain other rights and properties ("Assets") and (b) acquiring Assets in connection with the issuance of Certificates;

     WHEREAS, to effectuate the issuance of the Certificates, there has been presented to the Board of Directors of the Company a proposed form of registration statement on Form S-3 (the "Registration Statement"); and

     WHEREAS, the Board of Directors of the Company deems it advisable, desirable and to the advantage, welfare, and best interest of the Company and to prepare, execute and file with the Securities and Exchange Commission (the
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"Commission") the Registration Statement for the registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), upon substantially the terms and subject to the conditions set forth therein and to take certain other actions to effectuate the foregoing purposes;

     NOW, THEREFORE, the undersigned do hereby declare that the actions expressed in the following resolutions be, and the same hereby is taken by the Board of Directors of the Company as of the date appearing after these resolutions:

               RESOLVED, that the form of Registration Statement on Form S-3, as set forth as Exhibit A attached hereto, together with all exhibits thereto, to be filed with the Commission for the purpose of registering under the Securities Act of 1933, as amended, up to $300,000,000 aggregate principal amount of conduit mortgage and manufactured housing contract certificates (the "Certificates") representing fractional undivided interests in trusts (the "Trusts") to be created by CS First Boston Mortgage Securities Corp. (the "Company") be, and it hereby is, approved; and it is

          FURTHER RESOLVED, that the directors and appropriate officers of the Company be, and each of them hereby is, authorized and empowered to execute on their own behalf, or in the name and on behalf of the

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     Trusts, or both, as the case may be, the Registration Statement, with such changes, including amendments to the prospectus and the addition or amendment of exhibits or other documents relating thereto or required by law or regulation in connection therewith, as such directors and officers may deem necessary, appropriate or desirable, as conclusively evidenced by their execution thereof, and any and all amendments (including post-effective amendments) to the Registration Statement, including amendments to the prospectus and the addition or amendment of exhibits or other documents relating thereto or required by law or regulation in connection therewith, in such form as such directors and officers may deem necessary, appropriate or desirable, as conclusively evidenced by their execution thereof; and that the appropriate officers of the Company be, and each of them hereby is, authorized and empowered to procure all other necessary signatures to the Registration Statement and to cause the Registration Statement and such amendment or amendments, so executed, to be filed with the Commission; and it is

          FURTHER RESOLVED, that prior to the effective date of the Registration Statement or any post-effective amendment thereto, the appropriate officers of the Company are directed to use their best efforts to furnish each director and each officer signing the

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     Registration Statement or such post-effective amendment with a copy of the
     Registration Statement, or such post-effective amendment, and if, prior to the effective date of the Registration Statement or such post-effective amendments, material changes therein or material additions thereto are proposed to be made, other than changes or additions of a type authorized under these resolutions to be approved by officers of the Company as provided in the immediately preceding resolution, the appropriate officers of the Company are directed to use their best efforts to furnish each director, and each officer signing the Registration Statement or such post-effective amendment, with a copy of the Registration Statement and each amendment thereto or such post-effective amendment as filed with the Commission, or a description of such changes or additions, or a combination thereof, in as complete and final form as practicable and in sufficient time to permit each director and each such officer so desiring to object to any part of the Registration Statement or such post-effective amendment before it becomes effective; and it is

          FURTHER RESOLVED, that each officer or director who is required or entitled to execute the Registration Statement (whether in the name and on behalf of the Company, or as an officer or director of the Company, or both) be, and each of them hereby is, authorized and

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     empowered to execute a power of attorney appointing Andrew D. Stone,
     William S. Pitofsky, Dianne Manno and Thomas Zingalli, as attorneys-in-fact, with full power of substitution severally, (a) to execute (individually and in each capacity in which such officer or director is required or entitled to execute the Registration Statement, including in the name of and on behalf of the Trusts) the Registration Statement and all amendments (including post-effective amendments) to the Registration Statement and documents in connection therewith, which amendments may make such changes in the Registration Statement as the attorney-in-fact acting in the premises deems appropriate, and (b) to cause the Registration Statement and any such amendment or amendments to the Registration Statement, so executed, to be filed with the Commission, each of said attorneys to have power to act with or without the others, and to have full power and authority to do and perform in the name and on behalf of each of said officers and directors who shall have executed such a power of attorney, every act whatsoever which such attorneys or any of them may deem necessary, appropriate or desirable to be done in connection therewith as fully and to all intents and purposes as such officers or directors might or could do in person; and it is

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          FURTHER RESOLVED, that Andrew D. Stone, President and Director of the
     Company, be, and he hereby is, appointed the agent of the Company for service in connection with the Registration Statement; and it is

          FURTHER RESOLVED, that the Company, as depositor, is Authorized and empowered to enter into various Pooling and Servicing Agreements or Standard Terms of Pooling and Servicing Agreements and Deposit Agreements (each a "Pooling and Servicing Agreement") with such banks or trust companies, as trustee (the "Trustee"), as the directors or appropriate officers shall deem necessary or appropriate Agreements, with respect to the Certificates, in substantially the form presented to the Board of Directors, together with such changes, modifications, insertions and additions as the directors or appropriate officers of the Company shall deem appropriate or desirable); and it is

          FURTHER RESOLVED, that the Company is authorized and empowered to enter into an Underwriting Agreement (the "Underwriting Agreement') with CS First Boston Corporation, as Underwriter, with regard to the Certificates, in substantially the form presented to the Board of Directors, together with such changes, modifications, insertions and additions as the directors or appropriate officers of the Company shall deem appropriate or desirable; and it is

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          FURTHER RESOLVED, that the appropriate officers of the Company, in the name and on behalf of the Company, be, and each of them hereby is, authorized and empowered to execute and deliver a Pooling and Servicing Agreement and the Underwriting Agreement with regard to any Series of Certificates and such further instruments and documents as any of the aforesaid officers of the Company may deem to be necessary or desirable in order to consummate the transactions contemplated by a Pooling and Servicing Agreement and the Underwriting Agreement, such other instruments and documents being in such form and containing such terms and conditions as the authorized officers of the Company executing the same shall approve, with such changes therein as may be approved by the authorized officers executing the same, the execution thereof by such officers being conclusive evidence of such approval; and it is

          FURTHER RESOLVED, that the proper officers of this Company, on behalf of any Trust be, and they hereby are, authorized and directed to cause the Certificates to be issued, sold and delivered to the Underwriter and to cause the Certificates to be rated by Standard & Poor's Corporation, Moody's Investors Service Inc. or another nationally recognized rating agency; and it is

          FURTHER RESOLVED, that the retention of the law firms of Dewey Ballantine, Cadwalader Wickersham &

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     Taft, Sidley & Austin, Orrick, Herrington & Sutcliffe and Brown & Wood LLP,
     as counsels to the Company in connection with the proposed public offerings be and it hereby is, approved; and it is

          FURTHER RESOLVED, that the appropriate officers of the Company and its counsel be, and each of them hereby is, authorized with full authority to act without the other to appear on behalf of the Trusts before the Commission in connection with any matter relating to the Registration Statement and to any amendments thereto; and it is

          FURTHER RESOLVED, that any and all actions of the officers of this Company in connection with the matters contemplated by the foregoing resolutions taken prior to the date of this resolution be, and they hereby are, approved, ratified and adopted in all respects; and it is

          FURTHER RESOLVED, that each officer of the Company be, and each hereby is, authorized and directed in the name and on behalf of the Company, to take all such further action, to cause to be prepared and filed all such documents, to make all expenditures and incur all expenses, and to execute and deliver all instruments deemed by any of the officers to be necessary or appropriate for carrying out the purposes of the foregoing resolutions; and it is

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          FURTHER RESOLVED, that each officer of the Company, and the Company's counsel, be, and each of them hereby is, authorized and directed to prepare and execute such documents, make such filings, seek such approvals and to take such actions as may be necessary or advisable in order to carry out the purposes of the foregoing resolutions and the intent of each thereof.

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          IN WITNESS WHEREOF, the undersigned directors have executed this consent, which may be executed in counterparts, which shall together be deemed an original.


                                                /s/ Andrew Stone
                                       --------------------------------
                                       Name: Andrew Stone


                                                /s/ William S. Pitofsky
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                                       Name: William S. Pitofsky


                                                /s/ Scott Ulm
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                                       Name: Scott Ulm

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